UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On November 19, 2015, Corsicanto Limited, a private limited company incorporated under the laws of Ireland (“Corsicanto”) and a wholly owned subsidiary of Amarin Corporation plc (the “Company”), and the Company entered into separate, privately negotiated purchase agreements with certain holders of the Corsicanto’s outstanding 3.50% Exchangeable Senior Notes due 2032 issued on January 9, 2012 (the “2012 Notes”) pursuant to which the Company will purchase (the “2012 Notes Purchase”) approximately $16.2 million in aggregate principal amount of the 2012 Notes for $15.9 million, which includes accrued but unpaid interest on such 2012 Notes to, but not including, the anticipated closing date of the 2012 Notes Purchase. Following the closing of the 2012 Notes Purchase, Corsicanto will have approximately $15.1 million in aggregate principal amount of 2012 Notes outstanding. The 2012 Notes Purchase is expected to close on November 24, 2015, subject to customary closing conditions.

New Notes

Concurrently with the 2012 Notes Purchase, the Company entered into a privately negotiated subscription agreement with one of its existing investors (the “Investor”), pursuant to which the Investor agreed to purchase approximately $31.3 million in aggregate principal amount of new 3.50% November 2015 Exchangeable Senior Notes due 2032 (the “New Notes”) for approximately $27.5 million. Approximately $15.9 million of such proceeds will be used to finance the 2012 Notes Purchase and the remainder will be used for working capital and general corporate purposes. The New Notes will have substantially identical terms to Corsicanto’s 3.50% May 2014 Exchangeable Senior Notes due 2032, which were issued in May 2014, except that the New Notes will be issued by the Company and will not be guaranteed by any entity. More specifically, the New Notes will be exchangeable into American Depositary Shares of the Company (“ADSs”) at the option of the holders at an initial exchange rate of 384.6154 ADSs per $1,000 principal amount of New Notes (equivalent to an initial exchange price of approximately $2.60 per ADS), provided that exchanges will be prohibited if, as a result, the holder of such New Notes and its affiliates would beneficially own more than 4.99% of the total number of the Company’s ordinary shares or ADSs outstanding following such exchange (the “Beneficial Ownership Limitation”). By written notice to the Company, a holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.9% (the “Beneficial Ownership Cap”) specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The exchange rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the payment of cash dividends.

The New Notes will be the senior unsecured obligations of the Company. The New Notes will bear interest at a rate of 3.50% per annum from, and including, November 24, 2015, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2016. The New Notes will mature on January 15, 2032, unless earlier repurchased or redeemed by the Company or exchanged by the holders.

At any time after the issuance of the New Notes and prior to the close of business on the second business day immediately preceding January 15, 2032, holders may exchange their New Notes at their option. If prior to January 15, 2018, a make-whole fundamental change (as defined in the New Notes) occurs or the Company elects to redeem the New Notes in connection with certain changes in tax law, in each case, as described in the New Notes, and a holder elects to exchange its New Notes in connection with such make-whole fundamental change or election, as the case may be, such holder may be entitled to an increase in the exchange rate as described in the New Notes.

Prior to January 19, 2018, the Company may not redeem the New Notes at its option other than in connection with certain changes in the tax law of a relevant taxing jurisdiction that results in additional amounts (as defined in the New Notes) becoming due with respect to payments and/or deliveries on the New Notes. On or after January 19, 2018, the Company may redeem for cash all or a portion of the New Notes at a redemption price of 100% of the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. If a Fundamental Change (as defined in the New Notes) occurs, holders may require the Company to repurchase all or part of their New Notes for cash at a Fundamental Change repurchase price equal to 100% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but not including, the Fundamental Change repurchase date. In addition, holders of the New Notes may require the Company to repurchase all or any portion of the New Notes on each of January 19, 2019, January 19, 2024 and January 19, 2029 for cash at a price equal to 100% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The Company may elect at its option to cause all or any portion of the New Notes to be mandatorily exchanged in whole or in part at any time prior to the close of business on the business day preceding January 15, 2032 if the Daily VWAP (as defined in the New

Notes) equals or exceeds the quotient of 110% and the Exchange Price then in effect (which quotient equals $2.86 on the date hereof) for at least 20 VWAP Trading Days (as defined in the New Notes) in any 30 VWAP Trading Day period, subject to the Beneficial Ownership Cap. The Company may only exercise its optional exchange rights upon satisfaction of specified equity conditions, including that the ADSs issuable upon exchange of the New Notes be eligible for resale without registration by non-affiliates and listed on The NASDAQ Global Market, its related exchanges or the New York Stock Exchange. If the Company elects to exercise its optional exchange rights on or prior to January 15, 2018, each holder whose New Notes are exchanged will upon exchange receive a specified number of additional ADSs as set forth in the New Notes, subject to the Beneficial Ownership Cap.

The New Notes contain customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the holder by notice to the Company, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the New Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the New Notes will become due and payable automatically. Notwithstanding the foregoing, the New Notes provide that, to the extent the Company elects and for up to 360 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the New Notes consist exclusively of the right to receive additional interest on the New Notes.

The Company has agreed to use its commercially reasonable efforts to procure the listing of the New Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom) prior to January 15, 2016, which will be the first interest payment date for the New Notes.

The issuance of the New Notes is expected to close on November 24, 2015, subject to customary closing conditions.

The foregoing description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the New Notes.

Lazard Frères & Co. LLC is acting as the Company’s financial advisor in connection with the 2012 Notes Purchase and the New Notes issuance.

The Company offered the New Notes to the Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from the Investor, which the Company believes to be institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act. The New Notes and any ADSs that may be issued upon exchange of the New Notes will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this item 3.02

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the 2012 Notes Purchase and the sale and issuance of the New Notes. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: financial market conditions, actions by the counterparties to the 2012 Notes Purchase and the New Notes issuance prior to the respective closings, the Company’s ability to continue to commercialize and increase market acceptance of Vascepa® (icosapent ethyl), the Company’s continued interactions with the FDA, including in light of the recent declaratory judgment regarding the Company’s ability to promote to healthcare professionals certain uses of Vascepa and the result of any related settlement or appeal, the inherent uncertainties maintaining intellectual property rights and protections, the Company’s ability to successfully operate under current and future collaboration arrangements, and the results of the

Company’s current and future clinical trials. A further list and description of these risks, uncertainties and other risks associated with an investment in the Company can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Subscription Agreements dated November 19, 2015

10.2	Form of Note

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amarin Corporation plc

Date: November 20, 2015	By:	/s/ John Thero
John Thero President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Subscription Agreements dated November 19, 2015

10.2	Form of Note